Exhibit 99.1

Brigham Exploration Announces Apparently Successful Mills Ranch Field Well and
Provides Operational & Production Update

          AUSTIN, Texas, Oct. 9 /PRNewswire-FirstCall/ -- Brigham Exploration Company (Nasdaq: BEXP) announced an apparently successful Mills Ranch Field development well and provided an operational update.

          SIGNIFICANT WELLS RECENTLY COMPLETED, COMPLETING, DRILLING OR PREPARING TO DRILL

Development Wells	Objective	Category	WI%	NRI	Status / Comments

Mills Ranch 96 #1	Hunton	Dev	68%	56%	Logging with normal Hunton section including multiple apparent pay intervals

Mills Ranch 98 #2	Hunton	Dev	100%	75%	Tubing leak successfully repaired, expect to be back on line soon

Sullivan C-33	Vicksburg	Dev	100%	76%	Floyd Field well with strong gas kick @ 10,735’ prior to setting intermediate casing

Sullivan F-33	Vicksburg	Dev	100%	76%	Currently producing @ 8.0 MMcfed from deepest of 4 apparent pay intervals

Dawson #1S	Vicksburg	Dev	100%	76%	Preparing to commence sidetrack to offset high rate Sullivan F-33

Exploration Wells	Objective	Category	WI%	NRI	Status / Comments

Cotten Land #1	Oligocene	Exp	41%	29%	Completed @ 10.4 MMcfed in late September, currently approx. 10.4 MMcfed

Williams Land #1	Planulina	Exp	59%	43%	Preparing to commence high potential S. LA well, results expected in December

State Tract 109 #1	Lwr Frio	Exp	75%	55%	Tested 36’ of pay @ ~2.4 MMcfed, frac pac stimulation operation underway

Green Ranch #1	Lwr Frio	Exp	75%	56%	Commencing high potential well, results expected in December

20 Mi. Creek Fed. #2	Muddy/Dakota	Exp	38%	30%	Vertical exploration well plugged as dry hole, possible horizontal reentry later

New Clear Creek #1	Muddy/Dakota	Exp	38%	30%	Drilling Niobrara Co., WY vertical well @ 9,522’, results late October

John Foley #1	Yegua,etc.	Exp	33%	24%	Drilling S. LA multi pay bright spot well (formerly C. Broadcasting #1) @ 9,652’

Pink Floyd	Canyon	Exp	50%	40%	Completed and producing approximately 100 Bopd

Pink Champagne	Canyon	Exp	39%	32%	Apparent discovery completing after encountering approximately 28’ apparent pay

Resource Plays	Objective	Category	WI%	NRI	Status / Comments

Field 18-19 1-H	Bakken	Exp	100%	79%	Initially 200 Bopd after pump installation, currently 113 Bo & 123 Mcfg per day

Erickson 8-17 1-H	Bakken	Exp	100%	79%	Completing but with delays, results expected late October or early November

Mracheck 15-22 1-H	Bakken	Exp	100%	77%	Completing after good drilling shows, plan to fracture stimulate late October

Krejci Fed. #3-29H	Mowry	Exp	50%	40%	Completing after encountering drilling shows

Mill Trust. 1-12H	Mowry	Exp	39%	30%	Late October spud of 2nd 2006 horizontal Mowry test, results in December

          Anadarko Basin Hunton Development

          Mills Ranch Field Update -- The Mills Ranch 96 #1 is currently finalizing logging after encountering good drilling shows in an apparently normal and unfaulted Hunton section, including the primary Chimney Hill objective.  Wire line logs were run, but due to cuttings which settled in the bottom of the borehole the lower portion of the Hunton Chimney Hill section was not wire line logged.  Plans are to clean out the lower section and re-log.  Brigham operates the Mills Ranch 96 #1 with a 68% working and 56% net revenue interest, with Panhandle Royalty (Amex: PHX) participating with a 10% working and 13% net revenue interest.  The well is expected to be completed to sales by early November.

          Brigham has successfully repaired the tubing leak which interrupted production from the Mills Ranch 98 #2 during a portion of the second and all of the third quarter.  The company expects to have the well back on line within the next several weeks.  Prior to the mechanical problem, the Mills Ranch 98 #2 was producing approximately 3.3 MMcfe per day.

          Bud Brigham the Chairman, President and CEO stated, “We’re very encouraged by the results of our Mills Ranch 96 #1 development well.  Based on logs and shows it compares favorably to the better producers in the area, where Hunton completions have averaged approximately 22 Bcfe of production to date.  The Mills Ranch 96 #1 offsets our Mills Ranch 97 #1, which has produced over 6.1 Bcfe in less than six years.”

          Gulf Coast Vicksburg Development

          Triple Crown Field Development - The Sullivan F-33, the first Triple Crown Field well to be completed in the Dawson sand, initially produced at 9.5 MMcfe per day, and is currently producing approximately 8.0 MMcfe per day with continued strong flowing casing pressures.  The Loma Blanca, 9800’ sands and the Brigham sand remain behind pipe for future completion.  Due to the success of the Sullivan F-33, Brigham plans to sidetrack the offsetting Dawson #1 in early November to drill the same apparent Upper Vicksburg pay intervals encountered by the Sullivan F-33.  The Dawson #1 was the discovery well for the Triple Crown Field in 2001, but due to a casing problem it only produced from the shallowest 9800’ sand interval.  Brigham expects to retain a 100% working interest in the Dawson #1S, with results expected in December.

          Floyd Fault Block Field Update - As previously announced the Sullivan #10 experienced a down hole operational problem, and as a result was briefly off line in late August.  Prior to encountering the operational problem the well was producing approximately 6.6 MMcfe per day.  In September the operator brought the well back on line at an early rate of approximately 1.6 MMcfe per day.  Production for the well was recently increased to a current rate of approximately 8.8 MMcfe per day.  Brigham retains a 34% working interest in the Sullivan #10.

          Bud Brigham stated, “Our 2006 Vicksburg program continues to impress.  The Dawson sand completion in the Sullivan F-33 is providing stable production and appears to be a significant discovery.  It now appears that the first development well to this completion will be the Dawson #1S, which should commence subsequent to the Sullivan C-33 Floyd Fault Block well reaching total depth.  Our currently drilling Sullivan C-33 has already provided encouragement with strong gas shows from a potentially new interval not seen in the offset producers.  This may be yet another one of those pleasant surprises we’ve been encountering with our Vicksburg drilling this year.  We should know the results from this potentially high production rate well by early in November.”

          Resource Plays

          Brigham has reached total depth and is currently completing the Mracheck 15-22 1-H, which like the two prior Bakken horizontal wells encountered good drilling shows.  Completion operations are underway, and a fracture stimulation has been scheduled for mid-October.  The completion operations for the Erickson 8-17 1-H Bakken well have been delayed, but Brigham also expects to fracture stimulate this well later this month.

          Brigham continues to grow its acreage in its Rockies resource plays.  The company currently controls approximately 94,000 net acres in the Bakken play of the Williston Basin, and over 53,000 net acres in its Powder River Basin resource play.

          2006 OPERATIONAL STATISTICS

          Thus far in 2006 Brigham has spud 37 wells, retaining an average working interest of approximately 56%.  Twenty-eight of these wells have been or are currently being completed, five have been plugged and four are currently drilling.  Brigham’s gross and net completion rates thus far in 2006 are 85% and 87% respectively.

          Bud Brigham stated, “Our company is in the midst of a significant ramp up in production volumes, though it came on too late to materially impact the third quarter.  We also had significant production temporarily off line at the Mills Ranch 98-2 and the Sullivan #10.  The combination puts our third quarter production at approximately 36.1 MMcfe per day.  Combining the resumed production for the temporarily off line wells with over 9 MMcfe per day of current new net production generated by our recent Sullivan F-33 and Cotten Land #1 completions, plus our apparent Mills Ranch 96 #1 discovery and the other development wells drilling or completing, provides excellent visibility for record fourth quarter production volumes.  Our drilling program has generated a great deal of momentum, and particularly given the commencement of our next two high potential wells, we expect an exciting finish to the year.”

          About Brigham Exploration

          Brigham Exploration Company is a leading independent exploration and production company that applies 3-D seismic imaging and other advanced technologies to systematically explore and develop onshore domestic natural gas and oil provinces.  For more information about Brigham Exploration, please visit our website at http://www.bexp3d.com or contact Investor Relations at 512-427-3444.

          Forward Looking Statement Disclosure

          Except for the historical information contained herein, the matters discussed in this news release are forward looking statements within the meaning of the federal securities laws.  Important factors that could cause our actual results to differ materially from those contained in the forward looking statements including our growth strategies, our ability to successfully and economically explore for and develop oil and gas resources, anticipated trends in our business‚ our liquidity and ability to finance our exploration and development activities‚ market conditions in the oil and gas industry‚ our ability to make and integrate acquisitions, the impact of governmental regulation and other risks more fully described in the company’s filings with the Securities and Exchange Commission.  Forward-looking statements are typically identified by use of terms such as “may,” “will,” “expect,” “anticipate,” “estimate” and similar words, although some forward- looking statements may be expressed differently.  All forward looking statements contained in this release, including any forecasts and estimates, are based on management’s outlook only as of the date of this release, and we undertake no obligation to update or revise these forward looking statements, whether as a result of subsequent developments or otherwise.

          Contact:     Rob Roosa, Finance Manager
                             (512) 427-3300

SOURCE  Brigham Exploration Company
          -0-                                                            10/09/2006
          /CONTACT:     Rob Roosa, Finance Manager of Brigham Exploration Company, +1-512-427-3300/
          /Web site:  http://www.bexp3d.com /